As filed with the Securities and Exchange Commission on
                       September 24, 1998

                   Registration No. 333-____

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                  U.S. Physical Therapy, Inc.
     (Exact name of registrant as specified in its charter)

                             Nevada
 (State or other jurisdiction of incorporation or organization)

                           76-0364866
              (I.R.S. employer identification no.)

     3040 Post Oak, Blvd., Suite 222, Houston, Texas  77056
      (Address of principal executive offices) (Zip code)

                  U.S. Physical Therapy, Inc.
               1992 Stock Option Plan, as amended
                    (Full title of the plan)

           J. Michael Mullin, Chief Financial Officer
                  U.S. Physical Therapy, Inc.
                 3040 Post Oak Blvd., Suite 222
                     Houston, Texas  77056
            (Name and address of agent for service)

                         (713) 297-7000
 (Telephone number, including area code, of agent for service)

                            Copy to:

                    George P. Barsness, Esq.
                     Hogan & Hartson L.L.P.
                        Columbia Square
                  555 Thirteenth Street, N.W.
                    Washington, D.C.  20004
                        (202) 637-5600



                CALCULATION OF REGISTRATION FEE

                         Proposed     Proposed
Title of                 maximum      maximum
securities  Amount       offering     aggregate     Amount of
to be       to be        price per    offering      registration
registered  registered   share        price         fee

Common       350,000     $ 9.9375(1)  $ 3,478,125(1)   $ 1,026.05
Stock, par
value $.01
Per share

     (1)   Estimated pursuant to Rule 457(h) under the Securities
Act of 1933, as amended, as of September 21, 1998 solely for the purpose of calculating the registration fee.

     This registration statement constitutes a combined prospectus as such term is used in Rule 429 under the Securities Act of 1933, as amended. The earlier filed registration statements to which this registration statement relates are Registration Nos. 33-63446, 33-93040 and 333-30071.


                    Exhibit Index is on page 9

                              PART I


       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     U.S. Physical Therapy, Inc. (the "Registrant") hereby incorporates by reference into this registration statement the following documents:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

     (d)   All reports filed with the Securities and Exchange
Commission pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 since December 31, 1997;

     (e) The description of the Registrant's common stock contained in the Registrant's Form 8-A filed with the Securities and Exchange Commission on May 7, 1992; and

     (f) All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.




Item 4.  Description of Securities.

     A description of the Registrant's common stock, par value
$0.01 per share, is incorporated by reference under Item 3.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     (a)   Article EIGHT of the Registrant's Articles of
Incorporation is set forth as Exhibit 28.1 to the Registrant's Form S-8 Registration Statement (Registration No. 33-63446) filed with the Securities and Exchange Commission on May 27, 1993 and is incorporated herein by reference.

     (b) Sections 78.751 and 78.752 of the General Corporation Law of the State of Nevada, entitled "Indemnification of officers, directors, employees and agents; advancement of expenses" and "Insurance and other financial arrangements against liability of directors, officers, employees and agents", respectively, are set forth as Exhibit 28.2 to the Registrant's Form S-8 Registration Statement (Registration No. 33-63446) filed with the Securities and Exchange Commission on May 27, 1993 and are incorporated herein by reference.

     (c) The Registrant has in effect a policy of liability insurance covering its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the


securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit Number        Description

  4                   1992 Stock Option Plan, as amended

  5                   Opinion of Hogan & Hartson L.L.P.

  23.1                Consent of Ernst & Young LLP

  23.2                Consent of Hogan & Hartson L.L.P.
                      (See Exhibit 5)

Item 9.  Undertakings.

  (a)   The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with
                     respect to the plan of distribution not
                     previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undertaking concerning indemnification is set forth under the response to Item 6.


                            SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 24th day of September ,1998.

                         U.S. PHYSICAL THERAPY, INC.



                         By: /s/ Roy W. Spradlin
                         Roy W. Spradlin
                         President and Chief Executive
                         Officer
                         (Principal Executive Officer)


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                     TITLE               DATE


/s/ J. Livingston Kosberg     Chairman of
J. Livingston Kosberg         the Board           Sept. 23, 1998


                              President, Chief
                              Executive Officer
                              and Director
/s/ Roy W. Spradlin           (Principal
Roy W. Spradlin               Executive Officer)  Sept. 23, 1998












SIGNATURE                     TITLE               DATE


/s/ Mark J. Brookner          Vice Chairman of the
Mark J. Brookner              Board of Directors  Sept. 23, 1998




                              Chief Financial
                              Officer(Principal
/s/ J. Michael Mullin         Financial and
J. Michael Mullin             Accounting Officer) Sept. 23, 1998






/s/ Daniel C. Arnold
Daniel C. Arnold              Director            Sept. 23, 1998





/s/ George H. Hargrave
George H. Hargrave            Director            Sept. 23, 1998



/s/ James B. Hoover
James B. Hoover               Director            Sept. 23, 1998



/s/ Marlin W. Johnston
Marlin W. Johnston            Director            Sept. 23, 1998




Richard C.W. Mauran           Director



Albert L. Rosen               Director



                          EXHIBIT INDEX


Exhibit
Number         Description                                  Page


  4            1992 Stock Option Plan, as amended           10

  5            Opinion of Hogan & Hartson L.L.P.            30

  23.1         Consent of Ernst & Young LLP                 33

  23.2         Consent of Hogan & Hartson L.L.P.
                    (See Exhibit 5)





























                                                        EXHIBIT 4

                   U.S. PHYSICAL THERAPY, INC.

               1992 STOCK OPTION PLAN, AS AMENDED

                   Scope and Purpose of Plan

  This U.S. Physical Therapy, Inc. 1992 Stock Option Plan (the
"Plan") provides for the granting of:

  (a) Incentive Options (hereinafter defined) to certain key employees of U.S. Physical Therapy, Inc., a Nevada corporation (the "Corporation"), or of its Affiliates (hereinafter defined), and

  (b) Nonstatutory Options (hereinafter defined) to certain key employees and nonemployee directors of the Corporation or of its Affiliates or of U.S. PT Management, Ltd., a Texas limited partnership ("USPTM").

  The purpose of the Plan is to provide an incentive for key employees and directors of the Corporation or its Affiliates or USPTM to remain in the service of the Corporation or its Affiliates or USPTM, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Affiliates or USPTM.

SECTION 1.  Definitions.

  1.1 "Affiliates" shall mean (a) any corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation if each of the corporations, other than the Corporation, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b)any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  1.2 "Agreement" shall mean the written agreement between the Corporation and a Holder evidencing the Option granted by the Corporation and the understanding of the parties with respect thereto.

  1.3 "Board of Directors" shall mean the board of directors of the Corporation.

  1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

  1.5 "Committee" shall mean the committee appointed pursuant to Section 3 hereof by the Board of Directors to administer this Plan.

  1.6 "Eligible Individuals" shall mean (a) key employees, including officers and directors who are also employees of the Corporation or of any of its Affiliates or of USPTM, (b) nonemployee directors (including advisory directors) and officers of the Corporation or of any of its Affiliates. Notwithstanding the foregoing provisions of this Paragraph 1.6, to ensure that the requirements of Subparagraph 3.1(a) are satisfied, the Board of Directors may from time to time specify individuals who shall not be eligible for the grant of Options or options or stock appreciation rights or allocations of stock under any plan of the Corporation or its Affiliates (as such terms are used in subsection
(d)(3) of Rule 16b-3 promulgated under the Act); provided, however, that the Board of Directors may at any time determine that any individual who has been so excluded from eligibility shall become eligible for grants of Options and grants of such options or stock appreciation rights or allocations of stock under any plans of the Corporation and its Affiliates.

  1.7 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  1.8       "Fair Market Value" shall mean:

            (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, the last reported sale price on such exchange on the last business day prior to the date in question; or

            (b) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.8(a) and sales prices therefor in the over-the-counter market shall be reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question; or

  (c) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.8(a) and sales prices therefor shall not be reported by the NASDAQ National Market System as provided in Subparagraph 1.8(b), and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question; and

  (d) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.8(a) and sales prices or bid and asked prices therefor shall not be reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1.8(b) or Subparagraph 1.8(c) at the date of determining the Fair Market Value, the value determined in good faith by the Board of Directors.

For purposes of valuing Incentive Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

  1.9 "Holder" shall mean an Eligible Individual to whom an Option has been granted.

  1.10 "Incentive Options" shall mean stock options that are intended to satisfy the requirements of section 422 of the Code.

  1.11 "Nonstatutory Options" shall mean stock options that are not intended to satisfy the requirements of section 422 of the Code.



  1.12 "Options" shall mean either Incentive Options or Nonstatutory Options, or both.

  1.13 "Securities Act" shall mean the Securities Act of 1933, as amended.

  1.14 "Stock" shall mean the Corporation's authorized common stock, $0.01 par value per share, together with any other securities with respect to which Options granted hereunder may become exercisable.

SECTION 2.  Stock and Maximum Number of Shares Subject to the Plan.

  2.1 Description of Stock and Maximum Shares Allocated. The Stock which may be issued upon the exercise of an Option may either be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

  Subject to the adjustments provided for in Paragraph 6.6, (i) the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted hereunder may equal but shall not exceed 995,000 shares of Stock and (ii) the maximum number of shares of Stock subject to Options that may be granted to any officer or other employee during any calendar year shall not exceed 100,000 shares of Stock.

  2.2 Restoration of Unpurchased Shares. If an Option granted hereunder expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full, the shares of Stock subject to but not issued under such Option shall again be available for Options granted hereunder subsequent thereto.

SECTION 3.  Administration of the Plan.

  3.1 Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two individuals. In the event that Stock is registered under Section 12 of the Exchange Act, all members of the Committee shall be directors.



  3.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

  3.3 Meetings and Actions of Committee. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the bylaws of the Corporation as it may deem advisable.

  3.4 Committee's Powers. Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Section 6 of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the terms of any Agreement and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient


to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Paragraph 3.4; such determinations shall be final, binding and conclusive.

SECTION 4.  Eligibility and Participation.

  4.1 Eligible Individuals. Options may be granted hereunder only to persons who are Eligible Individuals at the time of the grant thereof. Notwithstanding any provision contained herein to the contrary, a person shall not be eligible to receive an Incentive Option hereunder unless he is an employee of the Corporation or an Affiliate, nor shall a person be eligible to receive an Incentive Option hereunder if he, at the time such Option is granted, would own (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or of an Affiliate unless at the time such Incentive Option is granted the exercise price per share of Stock is at least one hundred and ten percent (110%) of the Fair Market Value of each share of Stock to which the Incentive Option relates and the Incentive Option is not exercisable after the expiration of five (5) years from the date it is granted.

  4.2 No Right to Option. The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.

SECTION 5.  Grant of Options and Certain Terms of the Agreements.

  Subject to the express provisions hereof, the Committee shall determine which Eligible Individuals shall be granted Options hereunder from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Affiliates or of USPTM and such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares subject to each of such Options, and shall authorize and cause the Corporation to grant Options in accordance with such determinations.




  The date on which the Committee completes all action constituting an offer of an Option to an individual, including the specification of the number of shares of Stock to be subject to the Option, shall be the date on which the Option covered by an Agreement is granted, even though certain terms of the Agreement may not be at such time determined and even though the Agreement may not be executed until a later time. For purposes of the preceding sentence, an offer shall be deemed made if the Committee has completed all such action except communication of the grant of the Option to the potential Holder. In no event, however, shall a Holder gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by the Corporation and the Holder.

  Each Option granted hereunder shall be evidenced by an Agreement, executed by the Corporation and the Eligible Individual to whom the Option is granted, incorporating such terms as the Committee shall deem necessary or desirable. More than one Option may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder. In the event an Eligible Individual is granted one or more Incentive Options and one or more Nonstatutory Options, such grants shall be evidenced by separate Agreements, one for each of the Incentive Option grants and one for each of the Nonstatutory Option grants.

  Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted hereunder or otherwise and such restrictions on the transferability of shares of the Stock acquired pursuant to an Option granted hereunder or otherwise as the Committee in its sole and absolute discretion shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Affiliates or of USPTM for a specified period of time.

SECTION 6.  Terms and Conditions of Options.

  All Options granted hereunder shall comply with, be deemed to include, and shall be subject to the following terms and conditions:


  6.1 Number of Shares. Each Agreement shall state the number of shares of Stock to which it relates.

  6.2 Exercise Price. Each Agreement shall state the exercise price per share of Stock. The exercise price per share of Stock subject to an Incentive Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the date of the grant of the Option. The exercise price per share of Stock subject to a Nonstatutory Option shall not be less than the par value per share of the Stock. The exercise price per share of Stock subject to either an Incentive Option or a Nonstatutory Option shall be determined by the Committee upon the granting of the Option, subject to the restrictions set forth above.

  6.3 Medium and Time of Payment, Method of Exercise, and Withholding Taxes. The exercise price of an Option shall be payable upon the exercise of the Option in a manner that is acceptable to the Committee in its sole discretion, which form may include cash, shares of Stock or a share or shares of Stock owned by the Holder and surrendered for actual or deemed multiple exchanges of shares of Stock, or any combination thereof. Exercise of an Option shall not be effective until the Corporation has received written notice of exercise, specifying the number of whole shares to be purchased and accompanied by payment in full of the aggregate exercise price of the number of shares purchased. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.

  The Committee may, in its discretion, require a Holder to pay to the Corporation at the time of exercise of an Option or portion thereof the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise. Where the exercise of an Option does not give rise to an obligation to withhold Federal income or other taxes on the date of exercise, the Corporation may, in its discretion, require a Holder to place shares of Stock purchased under the Option in escrow for the benefit of the Corporation until such time as Federal income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Holder as a result of the exercise of an Option or


the disposition of shares of Stock acquired pursuant thereto. At such later time, the Corporation, in its discretion, may require a Holder to pay to the Corporation the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Stock. Upon receipt of such payment by the Corporation, such shares of Stock shall be released from escrow to the Holder.

  6.4 Term, Time of Exercise, and Transferability of Stock and Options. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during a Holder's lifetime only by the Holder or by the Holder's guardian or legal representative in accordance with the next sentence. An Option shall not be transferable other than by will or the laws of descent and distribution. The provisions of the remainder of this Paragraph 6.4 shall apply to the extent a Holder's Agreement does not expressly provide otherwise.

  If a Holder (a) voluntarily ceases to be an Eligible Individual or (b) ceases to be an Eligible Individual by reason that his status as such was terminated by the Corporation or one of its Affiliates or by USPTM (with or without cause), the Option shall terminate thirty days after such Holder ceases to be an Eligible Individual.

  Notwithstanding the foregoing, if a Holder ceases to be an Eligible Individual by reason of (a) disability (as defined in Section 22(e)(3) of the Code) or (b) death, then the Holder shall have the right for twelve months after the date of disability or death to exercise an Option to the extent such Option is exercisable on the date of his disability.

  That portion of the Option which is not exercisable on the date the Holder ceases to be an Eligible Individual shall terminate and be forfeited to the Corporation on the date of such cessation.





  Notwithstanding any other provision of this Plan, no Incentive Option shall be exercisable after the expiration of ten (10) years from the date it is granted, or the period specified in Paragraph 4.1, if applicable. The Committee shall have authority to prescribe in any Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.

  Within a reasonable time or such time as may be permitted by law after the Corporation receives written notice that the Holder has elected to exercise all or a portion of an Option, accompanied by payment in full of the aggregate Option exercise price of the number of shares of Stock purchased, the Corporation shall issue and deliver a certificate representing the shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. In the event that a Holder exercises both an Incentive Option, or portion thereof, and a Nonstatutory Stock Option, or a portion thereof, separate Stock certificates shall be issued, one for the Stock subject to the Incentive Option and one for the Stock subject to the Nonstatutory Stock Option.
The number of the shares of Stock transferable due to an exercise of an Option under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement. However, this number of such shares of Stock which are transferable may increase due to the occurrence of certain events which are fully described in Paragraph 6.6.

  Nothing herein or in any Option granted hereunder shall require the Corporation to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, the Corporation may, as a condition precedent to the exercise of such Option, require from the Holder of the Option (or in the event of his death, his legal representatives, heirs,


legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Holder (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Shares of Stock issued upon exercise of any Option shall not be transferable until after six months from the date the Option is granted. Certificates for shares of Stock, when issued, may have the following or similar legend (in the event the shares of stock covered by Options granted under this Plan are not then registered under the Securities Act and under applicable state securities laws), or statements of other applicable restrictions, endorsed thereon, and, as described in the preceding sentence, may not be immediately transferable:

     The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exception from registration. Without such registration, these shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of the Corporation and its legal counsel, such sale, transfer, assignment or disposition will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

  6.5 Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option. Except as is otherwise provided in the second paragraph of Paragraph 6.6, with respect to any Incentive Option granted under this Plan, the sum of:




     (a) the aggregate Fair Market Value of shares of Stock subject to such Incentive Option that first become purchasable in a calendar year under such Incentive Option, and

     (b) the aggregate Fair Market Value of shares of Stock or stock of any Affiliate (or a predecessor of the Corporation or an Affiliate) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Corporation or its Affiliates (or a predecessor corporation of any such corporation), that first become purchasable in a calendar year under such incentive stock option may not (with respect to any Holder) exceed $100,000, with such Fair Market Value to be determined as of the date the Incentive Option or such other incentive stock option is granted.

  For purposes of this Paragraph 6.5, "predecessor corporation" means (i) a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under such section had been effected) with the Corporation, (ii) a corporation which, at the time the new incentive stock option (within the meaning of section 422 of the Code) is granted, is an Affiliate of the Corporation or (iii) a predecessor corporation of any such corporations.

  6.6 Adjustments Upon Changes in Capitalization, Merger, Etc. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock

     (a) effected without receipt of consideration therefor by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation, or

     (b) by reason of a spin-off of a part of the Corporation into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Corporation of a separate entity,(1) the aggregate number and class of the reserved shares and the maximum number of shares subject to Options that may be granted to any officer or other employee during any calendar year, (2) the number and class of shares subject to each outstanding Option and (3) the exercise price of each outstanding


Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change (provided, however, that any fractional share resulting from such adjustment may be eliminated) so that the total number of outstanding shares subject to an Option shall be equivalent to the amount specified in Paragraph 2.1 of the Plan. In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of the dispute. Such determination shall be final, binding and conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Paragraph 6.6.

  The following provisions of this Paragraph 6.6 shall apply unless a Holder's Agreement provides otherwise. In the event of:

     (a)       a dissolution or liquidation of the Corporation,

     (b) a merger or consolidation (other than a merger effecting a reincorporation of the Corporation in another state or any other merger or a consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the board of directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction), or

     (c) a transaction in which any person becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation (provided, however, that the Board of


Directors may at any time prior to such transaction provide by resolution that this subparagraph (c) shall not apply if such acquiring person is a corporation and a majority of the board of directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such 50% or more total combined voting power)the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 6.4 above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board of Directors in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

  6.7 Rights as a Stockholder. A Holder shall have no right as a stockholder with respect to any shares covered by his Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in paragraph 6.6 hereof.

  6.8          Modification, Extension and Renewal of Options.
Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and


authorize the granting of new Options hereunder in substitution therefor (to the extent not theretofore exercised). The Committee may not, however, without the consent of the Holder, modify any outstanding Options so as to specify a higher or lower exercise price or base amount or accept the surrender of outstanding Incentive Options and authorize the granting of new Options in substitution therefor specifying a higher or lower exercise price. In addition, no modification of an Option granted hereunder shall, without the consent of the Holder, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Holder under the Plan, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422 of the Code.

  6.9 Furnish Information. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

  6.10         Obligation to Exercise; Termination of Employment.
The granting of an Option hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof. In the event of a Holder's termination of employment with the Corporation or an Affiliate or USPTM, the unexercised portion of an Option granted hereunder shall terminate in accordance with paragraph 6.4 hereof.

  6.11 Agreement Provisions. The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee shall deem advisable. Each Agreement shall identify the Option evidenced thereby as an Incentive Option and a Nonstatutory Option, as the case may be, and no Agreement shall cover both an Incentive Option and a Nonstatutory Option. Each Agreement relating to an Incentive Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422 of the Code.



SECTION 7.     Duration of Plan.

  No Incentive Options may be granted hereunder after the date that is ten (10) years from the earlier of (a) the date the Plan is adopted by the Board of Directors or (b) the date the Plan is approved by stockholders of the Corporation. In addition, with respect to shares of Stock not currently covered by an outstanding Option, this Plan may be terminated at any time by the Board of Directors.

SECTION 8.     Amendment of Plan.

  The Board of Directors may at any time terminate or from time to time amend or suspend the Plan; provided, however, that no such amendment shall, without approval of the stockholders of the Corporation, except as provided in Section 6, (a) increase the aggregate number of shares of Stock as to which Options may be granted under the Plan; (b) increase the maximum period during which Options may be exercised; or (c) extend the effective period of the Plan. No Option may be granted during any suspension of the Plan or after the Plan has been terminated and no amendment, suspension or termination shall, without a Holder's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Holder under the Plan.

SECTION 9.     General.

  9.1 Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Options shall be used for general corporate purposes.

  9.2 Right of the Corporation and Affiliates to Terminate. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Affiliate, or interfere in any way with the rights of the Corporation or any Affiliate to terminate his employment any time.

  9.3 Authority of Committee. In addition to its authority expressed herein, the Committee shall have full and absolute discretion to make determinations under the Plan and any Agreement and to interpret the provisions of the Plan and any Agreement.

  9.4 No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

  9.5 Information Confidential. As partial consideration for the granting of each Option hereunder, the Agreement may, in the Committee's sole and absolute discretion, provide that the Holder shall agree with the Corporation that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Holder, as a factor militating against the advisability of granting any such future Option to such individual.

  9.6 Other Benefits. Participation in the Plan shall not preclude the Holder from eligibility in any other stock option plan of the Corporation or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Corporation or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

  9.7 Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in


accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

  9.8 No Guarantee of Interests. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

  9.9 Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Affiliates; provided, however, the Corporation or an Affiliate may recover any and all damages, fees, expenses, and/or costs arising out of any actions taken by the Corporation to enforce its rights hereunder.

  9.10 Corporation Records. Records of the Corporation or its Affiliates regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

  9.11 Information. The Corporation and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

  9.12 No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

  9.13 Corporation Act. Any action required of the Corporation shall be by resolution of its Board of Directors, by a person authorized to act by resolution of the Board of Directors, or by a person authorized to act by the bylaws of the Corporation.



  9.14 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

  9.15 Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance herewith or, if by courier, 24 hours after it is sent, addressed as described in this Section, or, if by facsimile machine, the time mechanically recorded on the document by the facsimile process. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

  9.16 Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

  9.17 Successors. The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors, and assigns, and upon the Committee and its successors.

  9.18 Headings. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.





  9.19 Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that Nevada corporate law conflicts with the contract law of such state, in which event Nevada corporate law shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

  9.20 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

SECTION 10.    Approval of Stockholders.

  The Plan shall take effect on the date it is adopted by the Board of Directors. However, if this Plan is not approved by the holders of a majority of the outstanding shares of equity securities of the Corporation having voting rights within twelve months of the date of adoption by the Board of Directors, none of the Options granted hereunder shall constitute Incentive Options.

                            *  *  *  *















                                                        EXHIBIT 5


                                   Hogan & Hartson L.L.P.
                                   555 Thirteenth Street, N.W.
                                   Washington, D.C.  20004


September 24, 1998


Board of Directors
U.S. Physical Therapy, Inc.
3040 Post Oak Blvd., Suite 222
Houston, Texas  77056

Gentlemen:

We are acting as special counsel to U.S. Physical Therapy, Inc., a Nevada corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to an additional 350,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable in connection with the Company's 1992 Stock Option Plan, as amended (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

  1. An executed copy of the Registration Statement.

  2. A copy of the Plan.

  3. The Articles of Incorporation of the Company, as certified by the by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.




Board of Directors
U.S. Physical Therapy, Inc.
September 24, 1998
Page 2

  4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

  5. Resolutions of the Board of Directors of the Company adopted by unanimous written consent dated August 3, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the increase in the number of shares issuable under the Plan and related matters.

  6. Resolutions adopted by the stockholders of the Company at a special meeting of the stockholders duly held on September 9, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to such increase in the number of shares issuable under the Plan and related matters.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to the authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Nevada ("Nevada General
Corporation Law"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Plan, will be validly issued, fully paid and nonassessable under the Nevada General Corporation Law.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this




Board of Directors
U.S. Physical Therapy, Inc.
September 24, 1998
Page 3


opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

We hereby consent to the filing of this opinion letter as Exhibit
5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.























                                                     EXHIBIT 23.1



                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan, as amended, of U.S. Physical Therapy, Inc. of our report dated
March 13, 1998, with respect to the consolidated financial statements of U.S. Physical Therapy, Inc. and subsidiaries incorporated by reference in the Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



September 17, 1998
Houston, Texas                          Ernst & Young LLP
























                                33